Exhibit 32.1


       Certification Pursuant To 18 U.S.C.Section 1350 As Adopted
        Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002

    In connection with the Annual Report of Bio-Rad Laboratories, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Norman Schwartz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:



              1.   The Report fully complies with the requirements of
              Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

              2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



    Dated:   March 12, 2004            /s/ Norman Schwartz
                                       Norman Schwartz
                                       Chief Executive Officer

    A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bio-Rad Laboratories, Inc. and will be retained by Bio-Rad Laboratories, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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